Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

Registration Statement Under
the Securities Act of 1933

MOTOROLA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-1115800
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois 60196
(Address of Principal Executive Offices)

MOTOROLA, INC.

Management Deferred Compensation Plan, as amended
(Full Title of the Plan)

David W. Devonshire	Telephone number,
Executive Vice President and	including area code,
Chief Financial Officer	of agent for service:
Motorola, Inc.	(847) 576-5000
1303 East Algonquin Road.
Schaumburg, Illinois 60196
(Name and Address of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered (1)	Registered	Per Share	Price (2)	Fee

Motorola MDCP Obligations	$100,000,000	100%	$100,000,000	$11,770

(1) The Obligations under the Motorola Management Deferred Compensation Plan (the “Plan”) are unsecured debt obligations of Motorola, Inc. to pay deferred compensation in the future in accordance with the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee.

PART I

The contents of Registration Statement No. 333-53120 are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5	Opinion and consent of Carol Forsyte, Vice President Corporate and Securities, Motorola, Inc.
23(a)	The Consent of Independent Registered Public Accounting Firm.
23(b)	The Consent of Carol Forsyte, Vice President Corporate and Securities, Motorola, Inc. is included in Exhibit 5.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 6th day of April, 2005.

MOTOROLA, INC.
By:	/s/ DAVID W. DEVONSHIRE
David W. Devonshire,
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

      Each of the undersigned hereby constitutes and appoints Edward J. Zander, David W. Devonshire and Steven J. Strobel, and each of them, with full power of substitution and resubstitution, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of April, 2005.

Signature	Title

/s/ EDWARD J. ZANDER	Chairman of the Board and
Edward J. Zander	Chief Executive Officer
(Principal Executive Officer)

/s/ DAVID W. DEVONSHIRE	Executive Vice President and
David W. Devonshire	Chief Financial Officer
(Principal Financial Officer)

/s/ STEVEN J. STROBEL	Senior Vice President and Controller
Steven J. Strobel	(Principal Accounting Officer)

/s/ H. LAURANCE FULLER	Director
H. Laurance Fuller

/s/ JUDY C. LEWENT	Director
Judy C. Lewent

/s/ DR. WALTER E. MASSEY	Director
Dr. Walter E. Massey

/s/ THOMAS J. MEREDITH	Director
Thomas J. Meredith

/s/ NICHOLAS NEGROPONTE	Director
Nicholas Negroponte

/s/ INDRA K. NOOYI	Director
Indra K. Nooyi

/s/ JOHN E. PEPPER, JR.	Director
John E. Pepper, Jr.

/s/ SAMUEL C. SCOTT III	Director
Samuel C. Scott III

/s/ RON SOMMER	Director
Ron Sommer

/s/ JAMES R. STENGEL	Director
James R. Stengel

/s/ DOUGLAS A. WARNER III	Director
Douglas A. Warner III

/s/ DR. JOHN A. WHITE	Director
Dr. John A. White

/s/ MIKE S. ZAFIROVSKI	Director
Mike S. Zafirovski

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion and consent of Carol Forsyte, Vice President, Corporate and Securities, Motorola, Inc.

23(a)	The Consent of Independent Registered Public Accounting Firm.

23(b)	The Consent of Carol Forsyte, Vice President, Corporate and Securities, Motorola, Inc. is included in Exhibit 5.